EXHIBIT 10.122

CERTAIN IDENTIFIED INFORMATION MARKED BY [*] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED

[*] AGREEMENT

BETWEEN

AIRBUS S.A.S.

and

AIR LEASE CORPORATION

[*]

ALC – [*] Agreement
Ref. CLC - CT1905304 – Execution Version – Confidential	Page 1/6

This [*] agreement (the “[*] Agreement”) dated 20 December 2019 is made

BETWEEN:

AIRBUS S.A.S., a French société par actions simplifiée, with its registered office at 2, rond-point Emile Dewoitine, 31700 Blagnac, France, registered with the Commercial and Companies Register of Toulouse under number 383 474 814 (the “Seller”),

and

AIR LEASE CORPORATION, a corporation organised and existing under the laws of the State of Delaware, U.S.A., having its principal place of business at 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067, U.S.A. (the “Buyer”).

The Buyer and the Seller together are referred to as the “Parties” and individually as a “Party”.

WHEREAS:

A.   [*]

B.   [*]

C.   [*]

D.  [*]

NOW IT IS HEREBY AGREED AS FOLLOWS:

ALC – [*] Agreement
Ref. CLC - CT1905304 – Execution Version – Confidential	Page 2/6

1          DEFINITIONS

Capitalised terms used herein and not otherwise defined in this [*] Agreement shall have the meanings assigned to them [*]. For the purposes of this [*] Agreement, the following capitalized terms shall have the following meanings:

[*]

2          [*]

3          [*]

4          [*]

5          [*]

6          GENERAL

6.1       Entire agreement

This [*] Agreement reflects the understandings, commitments, agreements, representations and negotiations related to the matters set forth herein whatsoever, oral and written, and may not be varied except by an instrument in writing of even date herewith or subsequent hereto executed by the duly authorised representatives of both Parties.

6.2       Assignment

Notwithstanding any other provision of this [*] Agreement, this [*] Agreement and the rights and obligations of the Buyer herein shall not be assigned or transferred in any manner, and any attempted assignment or transfer in contravention of the provisions of this Clause shall be void and of no force or effect.

6.3       Confidentiality

This [*] Agreement (and its existence) shall be treated by both Parties as confidential and shall not be released (or revealed) in whole or in part by either Party to any third party without the prior consent of the other Party.  In particular, each Party agrees not to make any press release concerning the whole or any part of the contents and/or subject matter hereof or of any future addendum hereto without the prior consent of the other Party.

6.4       Counterparts

This [*] Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

7          LAW AND JURISDICTION

ALC – [*] Agreement
Ref. CLC - CT1905304 – Execution Version – Confidential	Page 3/6

7.1       THIS [*] AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND THE PERFORMANCE THEREOF WILL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

7.2       [*]

7.3       [*]

7.4       [*]

7.5       [*]

7.6       [*]

ALC – [*] Agreement
Ref. CLC - CT1905304 – Execution Version – Confidential	Page 4/6

IN WITNESS WHEREOF this [*] Agreement was entered into the day and year first above written.

For and on behalf of		For and on behalf of

AIR LEASE CORPORATION		AIRBUS S.A.S.

By:	/s/ John L. Plueger	By:	/s/ Benoît de Saint-Exupéry

Its:	CEO & President	Its:	Senior Vice President, Contracts

ALC – [*] Agreement
Ref. CLC - CT1905304 – Execution Version – Confidential	Page 5/6

APPENDIX 1

[*]

ALC – [*] Agreement
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